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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 21, 2000



                        Leap Wireless International, Inc.
             (Exact name of registrant as specified in its charter)




           Delaware                   0-29752                    33-0811062
(State or Other Jurisdiction   (Commission File Number)       (I.R.S. Employer
      of Incorporation)                                      Identification No.)



10307 Pacific Center Court, San Diego, California                  92121
    (Address of Principal Executive Offices)                     (Zip Code)



       Registrant's telephone number, including area code: (858) 882-6000
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Item 5. Other Events.

     Leap Wireless International, Inc. has signed an agreement to purchase PCS operating licenses covering 6.7 million potential customers from DCR PCS, Inc., a subsidiary of Pocket Communications, Inc. The contract requires the payment of $132,800,000 in cash. The largest markets covered by the agreement are New Orleans, La.; Grand Rapids, Mich.; and Las Vegas, Nev. The acquisition is being conducted pursuant to Section 363 of the U.S. Bankruptcy Code and is subject to certain conditions, including overbid and other bidding procedures, and the approval of the bankruptcy court and the Federal Communications Commission
(FCC).


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2000                          LEAP WIRELESS INTERNATIONAL, INC.



                                               By: /s/ James E. Hoffmann
                                                  -----------------------------
                                                  James E. Hoffmann
                                                  Senior Vice President,
                                                  General Counsel and Secretary